As filed with the U.S. Securities and Exchange Commission on May 22, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Akers Biosciences, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	22-2983783
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

201 Grove Road

Thorofare, NJ 08086

(856) 848-8698

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher C. Schreiber

Executive Chairman

Akers Biosciences, Inc.

201 Grove Road

Thorofare, New Jersey USA 08086

(856) 848-8698

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rick A. Werner, Esq.

Jayun Koo, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-7300

Fax (212) 884-8234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Aggregate Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock, no par value	793,437	$3.205	$2,542,965.58	$330.08

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered by this registration statement shall be deemed to cover such additional securities as may be issued as a result of share splits, share dividends or similar transactions
(2)	Comprised of (i) 411,403 shares of common stock issued pursuant to a certain Membership Interest Purchase Agreement by and between members of Cystron Biotech, LLC and Akers Biosciences, Inc., dated as of March 23, 2020, as amended (the “MIPA”), (ii) 211,353 shares of common stock issuable upon conversion of the Series D Convertible Preferred Stock issued pursuant to the MIPA, (iii) 61,333 shares of common stock issuable upon exercise of warrants issued to the placement agent designees on April 8, 2020 and (iv) 109,348 shares of common stock issuable upon exercise of warrants issued to the placement agent designees on May 18, 2020.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low sale prices of our shares of common stock on the Nasdaq Capital Market on May 21, 2020.
(4)	Calculated in accordance with Rule 457(c) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 22, 2020

Prospectus

793,437 Shares

COMMON STOCK

The selling stockholders named in this prospectus may use this prospectus to offer and resell from time to time up to 793,437 shares of our common stock, which are comprised of (i) 411,403 shares of our common stock (the “MIPA Common Stock Shares”) issued pursuant to a certain Membership Interest Purchase Agreement by and between members of Cystron Biotech, LLC (individually, each a “Seller,” and collectively, the “Sellers”) and Akers Biosciences, Inc., dated as of March 23, 2020 (the “Original MIPA”), as amended by Amendment No. 1, dated as of May 14, 2020 (as amended, the “MIPA”), (ii) 211,353 shares of our common stock (the “Series D Shares” and, together with the MIPA Common Stock Shares, the “MIPA Shares”) issuable upon conversion of the Series D Convertible Preferred Stock (the “Preferred Stock”) issued pursuant to the MIPA, (iii) 61,333 shares of our common stock (the “April Warrant Shares”) issuable upon exercise of the warrants issued on April 8, 2020 (the “April Warrants”) to the designees of H.C. Wainwright & Co., LLC, who served as our placement agent in connection with a registered direct offering closed on April 8, 2020, and (iv) 109,348 shares of our common stock (the “May Warrant Shares” and, together with the April Warrant Shares, the “Warrant Shares”) issuable upon exercise of the warrants issued on May 18, 2020 (the “May Warrants” and together with April Warrants, the “Warrants”) to the designees of H.C. Wainwright & Co., LLC, who served as our placement agent in connection with a registered direct offering closed on May 18, 2020.

The MIPA Common Stock Shares and the Preferred Stock were issued to the Sellers pursuant to the MIPA in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D (Rule 506) under the Securities Act. Each Seller represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act). We are registering the offer and resale of the MIPA Shares to satisfy a provision in a registration rights agreement, dated as of March 23, 2020 (the “Registration Rights Agreement”), pursuant to which we agreed to register the resale of the MIPA Shares.

In addition, the Warrants were issued to the placement agent’s designees in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares, and all selling and other expenses incurred by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the shares. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 2 of this prospectus.

Our common stock is listed on the Nasdaq Capital Market (the “NASDAQ”) under the symbol “AKER.” On May 21, 2020, the last reported sale price of our common stock as reported on the NASDAQ was $3.19 per share.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as well as in any other recently filed quarterly or current reports and, if any, in any applicable prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. The selling stockholders named in this prospectus may resell, from time to time, in one or more offerings, the common stock offered by this prospectus. Information about the selling stockholders may change over time. When the selling stockholders sells shares of common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of common stock offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents we have filed or will file with the SEC that are or will be incorporated by reference into this prospectus and the accompanying prospectus supplement contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. Any statements contained, or incorporated by reference, in this prospectus and any accompanying prospectus that are not statements of historical fact may be forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements.

A variety of factors, some of which are outside our control, may cause our operating results to fluctuate significantly. They include:

●	changes in the market acceptance of our products and services;

●	challenges we may face in identifying, acquiring and operating new business opportunities;

●	the outcome of litigation or other proceedings to which we are subject as described in the “Legal Proceedings” sections of the Annual Report on Form 10-K and our subsequent filings with the SEC that are incorporated by reference to this prospectus or which we may become subject to in the future;

●	increased levels of competition;

●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;

●	our relationships with our key customers;

●	adverse conditions in the industries in which our customers operate;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	delisting of our common stock from the NASDAQ;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights;

●	our ability to achieve the expected benefits and costs of the transactions related to the acquisition of Cystron Biotech, LLC (“Cystron”), including;

○	the timing of, and our ability to, obtain and maintain regulatory approvals for clinical trials of our vaccine product candidate;
○	the timing and results of our planned clinical trials for our vaccine product candidate;
○	the amount of funds we require for our vaccine product candidate; and
○	our ability to maintain our existing license with Premas Biotech PVT Ltd; and

●	the impact of the recent COVID-19 outbreak on our results of operations, business plan and the global economy.

The foregoing does not represent an exhaustive list of risks that may impact upon the forward-looking statements used herein or in the documents incorporated by reference herein. Please see “Risk Factors” in our reports filed with the SEC or in a prospectus supplement related to this prospectus for additional risks which could adversely impact our business and financial performance. Moreover, new risks regularly emerge and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus and any accompanying prospectus supplement are based on information available to us on the date hereof or thereof. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout (or incorporated by reference in) this prospectus, any accompanying prospectus and the documents we have filed with the SEC.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” “Akers” or similar terminology means Akers Biosciences, Inc.

Overview

We are pursuing the development of a newly acquired license to a coronavirus vaccine candidate. On March 23, 2020, we entered into the Original MIPA with the Sellers, pursuant to which we acquired 100% of the membership interests (the “Membership Interests”) of Cystron. On May 14, 2020, we and the Sellers entered into an Amendment No. 1 to the Original MIPA (as amended, the “MIPA”), which provided that any Equity Offering Payments in respect of an equity offering that is consummated prior to September 23, 2020, shall be accrued, but shall not be due and payable until September 24, 2020. Cystron is a party to a license agreement with Premas Biotech PVT Ltd (“Premas”) whereby Premas granted Cystron, among other things, an exclusive license with respect to Premas’ vaccine platform for the development of a vaccine against COVID-19 and other coronavirus infections. On May 14, 2020, we issued a press release announcing that Premas has successfully completed its vaccine prototype.

We continue to sell our rapid, point-of-care screening and testing products, but at continued reduced volumes compared to prior years. As a result, we continue to experience low sales revenue from our screening and testing products. We are also experiencing a production backlog for some of our screening and testing products, which will further reduce our sales revenue. In addition, as we previously reported, we eliminated our sales force for our screening and testing products. In light of these facts and the progress that we have made in our partnership with Premas for the development of a vaccine candidate for COVID-19, as previously announced, we recently initiated a strategic review of the screening and testing products business. As part of this review, we are exploring potential strategic and alternative transactions, which may include the disposition or winddown of our screening and testing products business. As a result, the makeup of our lines of business is subject to change.

Corporate Information

We were incorporated in 1989 in the state of New Jersey. Our principal executive offices are located at 201 Grove Road, Thorofare, New Jersey USA 08086 and our telephone number is (856) 848-8698. Our corporate website address is www.akersbio.com. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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THE OFFERING

Securities offered by the selling stockholders	Up to 793,437 shares of our common stock, which are comprised of (i) 411,403 shares of common stock issued pursuant to the MIPA, (ii) 211,353 shares of common stock issuable upon conversion of the Preferred Stock issued pursuant to the MIPA, (iii) 61,333 shares of our common stock issuable upon exercise of the April Warrants and (iv) 109,348 shares of our common stock issuable upon exercise of the May Warrants.

Selling stockholders	All of the shares of common stock are being offered by the selling stockholders named herein. See “Selling Stockholders” on page 6 of this prospectus for more information on the selling stockholders.

Use of proceeds	We will not receive any proceeds from the sale of the shares in this offering. See “Use of Proceeds” beginning on page 5 of this prospectus for additional information.

Registration Rights

Under the terms of the Registration Rights Agreement, we have agreed to file this registration statement with respect to the registration of the resale by the selling stockholders of the MIPA Shares. We have agreed that, upon this registration statement being declared effective, we will use our reasonable best efforts to maintain the effectiveness of this registration statement until the earlier of the selling shareholders have sold all of the MIPA Shares or the MIPA Shares may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act, without the requirement for us to be in compliance with the current public information required under such Rule and without volume or manner-of-sale restriction.

The selling stockholders do not have any registration rights in connection with the Warrants.

See “Selling Stockholders” on page 6 of this prospectus for additional information.

Plan of Distribution	The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 12 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information beginning on page 4 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

NASDAQ trading symbol for common stock	“AKER”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Statement Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

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SELLING STOCKHOLDERS

Up to 793,437 shares of our common stock are currently being offered by the selling stockholders.

Cystron Acquisition

Membership Interest Purchase Agreement

On March 23, 2020, the Company entered into the Original MIPA with the Sellers, pursuant to which the Company acquired the Membership Interests of Cystron. As consideration for the Membership Interests, we delivered to the Sellers: (1) that number of newly issued shares of our common stock equal to 19.9% of the issued and outstanding shares of our common stock and pre-funded warrants as of the date of the Original MIPA, but, to the extent that the issuance of our common stock would have resulted in any Seller owning in excess of 4.9% of our outstanding common stock, then, at such Seller’s election, such Seller received “common stock equivalent” preferred shares with a customary 4.9% beneficial ownership blocker (with such common stock and preferred stock collectively referred to as “Common Stock Consideration”), and (2) $1,000,000 in cash. On March 24, 2020, we delivered 411,403 shares of common stock and 211,353 shares of Preferred Stock with a customary 4.9% blocker. On April 22, 2020, Premas, one of the sellers of Cystron, returned to us $299,074, representing its portion of the cash purchase price to acquire Cystron. Premas has advised us that these funds were returned temporarily in order for Premas to meet certain regulatory requirements in India.

Additionally, we are required to (A) make an initial payment to the Sellers of up to $1,000,000 upon our receipt of cumulative gross proceeds from the consummation of an initial equity offering after the date of the Original MIPA of $8,000,000, and (B) pay to Sellers an amount in cash equal to 10% of the gross proceeds in excess of $8,000,000 raised from future equity offerings after the date of the Original MIPA until the Sellers have received an aggregate additional cash consideration equal to $10,000,000 (collectively, the “Equity Offering Payments”). On May 14, 2020, we and the Sellers entered into an Amendment No. 1 to the Original MIPA (as amended, the “MIPA”), which provided that any Equity Offering Payments in respect of an equity offering that is consummated prior to September 23, 2020, shall be accrued, but shall not be due and payable until September 24, 2020. The other provisions of the Original MIPA remain unmodified and in full force and effect. Upon the achievement of certain milestones, including the completion of a Phase 2 study for a COVID-19 vaccine that meets its primary endpoints, Sellers will be entitled to receive an additional 750,000 shares of our common stock or, in the event we are unable to obtain stockholder approval for the issuance of such shares, 750,000 shares of non-voting preferred stock that are valued following the achievement of such milestones and shall bear a 10% annual dividend (the “Milestone Shares”). Sellers will also be entitled to contingent payments from us of up to $20,750,000 upon the achievement of certain milestones, including the approval of a new drug application by the U.S. Food and Drug Administration (“FDA”). Pursuant to the Original MIPA, upon the Company’s consummation of the registered direct equity offering closed on April 8, 2020 (as discussed further below, the “April 2020 Offering”), we paid the Sellers $250,000 on April 20, 2020. On April 30, 2020, Premas, one of the Sellers, returned to us $83,334, representing their portion of the $250,000 amount paid to the Sellers on April 20, 2020. Premas has advised us that these funds were returned temporarily in order for Premas to meet certain regulatory requirements in India. In addition, the Company’s consummation of the registered direct equity offering closed on May 18, 2020 (as discussed further below, the “May 2020 Offering”) triggered an accrued payment to the Sellers of approximately $892,500 pursuant to the MIPA, which will be due and payable on September 24, 2020.

We shall also make quarterly royalty payments to Sellers equal to 5% of the net sales of a COVID-19 vaccine or combination product by the Company (the “COVID-19 Vaccine”) for a period of five (5) years following the first commercial sale of the COVID-19 Vaccine, provided that such payment shall be reduced to 3% for any net sales of the COVID-19 Vaccine above $500 million.

In addition, Sellers shall be entitled to receive 12.5% of the transaction value, as defined in the MIPA, of any change of control transaction, as defined in the MIPA, that occurs prior to the fifth (5th) anniversary of the closing date of the MIPA, provided that the Company is still developing the COVID-19 Vaccine at that time. Following the consummation of any change of control transaction, the Sellers shall not be entitled to any payments as described above under the MIPA.

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Support Agreement

On March 23, 2020, as an inducement to enter into the MIPA, and as one of the conditions to the consummation of the transactions contemplated by the MIPA, the Sellers entered into a shareholder voting agreement with us, pursuant to which each Seller agreed to vote their shares of our common stock or preferred stock in favor of each matter proposed and recommended for approval by our management at every meeting of the stockholders and on any action or approval by written consent of the stockholders.

License Agreement

Cystron is a party to a License and Development Agreement (the “Initial License Agreement”) with Premas. As a condition to the Company’s entry into the MIPA, Cystron amended and restated the Initial License Agreement on March 19, 2020 (as amended and restated, the “License Agreement”). Pursuant to the License Agreement, Premas granted Cystron, among other things, an exclusive license with respect to Premas’ vaccine platform for the development of a vaccine against COVID-19 and other coronavirus infections.

Upon the achievement of certain developmental milestones by Cystron, Cystron shall pay to Premas a total of up to $2,000,000. On April 16, 2020, we paid Premas $500,000 for the achievement of the first two development milestones, of which $250,000 was accrued as research and development expense for the three months ended March 31, 2020. On May 14, 2020, we and Premas agreed that the third milestone under the License Agreement has been satisfied. Due to the achievement of this milestone, Premas is entitled to receive a payment of $500,000 from us.

Registration Rights Agreement

To induce the Sellers to enter into the MIPA, we also entered into the Registration Rights Agreement with the Sellers, pursuant to which we agreed to prepare and file with the SEC a registration statement covering all of the shares of our common stock issued and shares of our common stock issuable upon conversion of the Preferred Stock issued as Common Stock Consideration pursuant to the MIPA and use reasonable best efforts to have such registration statement and any amendments thereof declared effective by the SEC at the earliest possible date.

We have also agreed to use reasonable best efforts to keep such registration statement effective until earlier of the selling shareholders have sold all of the share of common stock offered hereby or the shares of common stock covered thereby may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act without any public information requirements or volume or manner of sale limitations.

Pursuant to the Registration Rights Agreement, we are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Terms of the Series D Convertible Preferred Stock

On March 24, 2020, we filed the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of New Jersey. Pursuant to the Certificate of Designation, in the event of the Company’s liquidation or winding up of its affairs, the holders of our Preferred Stock will be entitled to receive the same amount that a holder of our common stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations set forth in the Certificate of Designation) to common stock which amounts shall be paid pari passu with all holders of the Company’s common stock. Each share of Preferred Stock has a stated value equal to $0.01 (the “Stated Value”), subject to increase as set forth in Section 7 of the Certificate of Designation.

A holder of Preferred Stock is entitled at any time to convert any whole or partial number of shares of Preferred Stock into shares of our common stock determined by dividing the Stated Value of the Preferred Stock being converted by the conversion price of $0.01 per share.

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A holder of Preferred Stock will be prohibited from converting Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding (with such ownership restriction referred to as the “Beneficial Ownership Limitation”). However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us. In addition, a holder of Preferred Stock will be prohibited from converting any portion of the Preferred Stock if, as a result of such conversion, the holder, together with its affiliates, would exceed the aggregate number shares of our common stock which we may issue under the MIPA without breaching our obligations under the rules or regulations of NASDAQ (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”).

Subject to the Beneficial Ownership Limitation, on any matter presented to our stockholders for their action or consideration at any meeting of our stockholders (or by written consent of stockholders in lieu of a meeting), each holder of Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of our common stock into which the shares of Preferred Stock beneficially owned by such holder are convertible as of the record date for determining stockholders entitled to vote on or consent to such matter (taking into account all Preferred Stock beneficially owned by such holder). Except as otherwise required by law or by the other provisions of our certificate of incorporation, the holders of Preferred Stock will vote together with the holders of our common stock and any other class or series of stock entitled to vote thereon as a single class.

A holder of Preferred Stock shall be entitled to receive dividends as and when paid to the holders of our common stock on an as-converted basis.

Terms of the Warrants

April 2020 Offering and the April Warrants

In the April 2020 Offering, pursuant to a securities purchase agreement with certain institutional and accredited investors, dated April 7, 2020, we issued and sold an aggregate of 766,667 shares of our common stock at an offering price of $6.00 per share, for gross and net proceeds of $4,600,002 and $4,146,102, respectively. Upon closing of the offering as partial compensation to our placement agent, we issued to the placement agent’s designees the warrants to purchase up to 61,333 shares of common stock at an exercise price of $7.50, subject to certain adjustments as set forth in the April Warrants. The April Warrants are exercisable at any time and from time to time, in whole or in part, following the date of issuance and expire on April 7, 2025.

Each holder of the April Warrant is prohibited from exercising the April Warrant if, as a result of such conversion, any such holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. This limitation may be increased or decreased, but in no event exceed 9.99%, with respect to a holder upon such holder’s provision of not less than 61 days’ prior written notice to us. If at any time of exercise of the April Warrants, there is no effective registration statement under the Securities Act registering the resale of the common stock underlying the April Warrants by the selling stockholders, then the warrants may also be exercised, in whole or in part, by means of a cashless exercise.

Pursuant to Rule 5110(g) of the Financial Industry Regulatory Authority, or FINRA, the warrants issued to the placement agent (or its designees) and any shares issued upon exercise thereof will not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales in the offering, except: (i) the transfer of any security by operation of law or by reason of our reorganization; (ii) the transfer of any security to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) the transfer of any security if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) the transfer of any security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

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May 2020 Offering and the May Warrants

In the May 2020 Offering, pursuant to a securities purchase agreement with certain institutional and accredited investors, dated May 14, 2020, we issued and sold an aggregate of 1,366,856 shares of our common stock at an offering price of $3.53 per share, for gross and net proceeds of $4.825 million and $4.3 million, respectively, which closed on May 18, 2020. Upon closing of the offering as partial compensation to our placement agent, we issued to the placement agent’s designees the warrants to purchase up to 109,348 shares of common stock at an exercise price of $4.4125, subject to certain adjustments as set forth in the May Warrants. The May Warrants are exercisable at any time and from time to time, in whole or in part, following the date of issuance and expires on May 14, 2025.

Each holder of the May Warrant is prohibited from exercising the May Warrant if, as a result of such conversion, any such holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. This limitation may be increased or decreased, but in no event exceed 9.99%, with respect to a holder upon such holder’s provision of not less than 61 days’ prior written notice to us. If at any time of exercise of the May Warrants, there is no effective registration statement under the Securities Act registering the resale of the common stock underlying the May Warrants by the selling stockholders, then the warrants may also be exercised, in whole or in part, by means of a cashless exercise.

Pursuant to Rule 5110(g) of the Financial Industry Regulatory Authority, or FINRA, the warrants issued to the placement agent (or its designees) and any shares issued upon exercise thereof will not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, for a period of 180 days immediately following the date of effectiveness or commencement of sales in the offering, except: (i) the transfer of any security by operation of law or by reason of our reorganization; (ii) the transfer of any security to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) the transfer of any security if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) the transfer of any security that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Relationship with the Selling Stockholders

Each of Noam Rubinstein, Charles Worthman, Michael Vasinkevich and Craig Schwabe are affiliated with H.C. Wainwright & Co., LLC, which served as our placement agent for our public offering we consummated in December 2019 (the “December 2019 Offering”), the April 2020 Offering and the May 2020 Offering for which it received compensation.

In addition, approximately one-third of Cystron was owned by two entities, each of which is controlled by an associated person of H.C. Wainwright & Co., LLC (the “Associated Persons”). Pursuant to the MIPA, as consideration for the Membership Interests purchased from the Associated Persons, the Associated Persons were paid approximately one-third of the consideration paid at closing and are entitled to the same percentage of any future consideration under the MIPA. Upon closing of the acquisition of Cystron, we delivered to the Associated Persons, collectively: (x) 142,259 shares of our common stock and 65,369 shares of Preferred Stock, and (y) approximately $333,333. In connection with the April 2020 Offering, the Associated Persons received approximately $83,333 pursuant to the Original MIPA. The closing of the May 2020 Offering triggered an accrued payment to the Associated Persons of approximately $297,500 pursuant to the MIPA, which will be due and payable on September 24, 2020.

The selling stockholders have not had any material relationship with us within the past three years other than as described above.

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Information About Selling Stockholder Offering

The following table sets forth the number and percentage of our common stock beneficially owned by the selling stockholders as of May 20, 2020, taking into account number of shares that may be offered under this prospectus and the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes that the selling stockholders have, as applicable, (i) converted the Preferred Stock in full, without giving effect to the 4.99% beneficial ownership limitation and the Exchange Cap as applicable for the conversion of the Preferred Stock into common stock as set forth in Certificate of Designation and (ii) exercised the Warrants in full for cash, without giving effect to the 4.99% beneficial ownership limitation as set forth in the Warrants. The information in the table below and the footnotes thereto further assumes the sale of all shares being offered by the selling stockholders under this prospectus.

The percentage of shares owned prior to and after the offering is based on 6,122,263 shares of common stock outstanding as of May 20, 2020, and, with respect to the percentage of shares owned after the offering, on the assumption that the selling stockholder has, as applicable, (i) converted such selling stockholder’s Preferred Stock in full, and therefore that all shares of common stock issuable upon conversion of such selling stockholder’s Preferred Stock were outstanding as of that date or (ii) exercised such selling stockholder’s Warrants in full, and therefore that all shares of common stock issuable upon exercise of such selling stockholder’s Warrants were outstanding as of that date. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholders have sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders set forth below and any donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

The number of shares in the column “Number of Shares Offered” represents all of the shares of common stock that a selling stockholder may offer under this prospectus. Under the terms of the Preferred Stock, a selling stockholder may not convert the Preferred Stock to the extent such conversion would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company. The number of shares in the second column does not reflect these limitations nor the Exchange Cap. Under the terms of the Warrants, a selling stockholder may not exercise the Warrant to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding and issued shares of common stock following such exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company. The number of shares in the second clumn does not reflect these limitations. The third and fourth column assumes the sale of all of the shares offered by each selling stockholder pursuant to this prospectus and that the selling stockholder does not acquire any additional shares of common stock before the completion of this offering. However, because the selling stockholders may sell all or some of its shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. The selling stockholders may sell some, all or none of their shares in this offering. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.

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	Ownership Before Offering				Ownership After Offering
Selling Stockholders	Number of shares of common stock beneficially owned		Number of shares offered		Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Nadav Kidron	207,564	(1)	207,564	(1)	—	—
Premas Biotech PVT Ltd. (2)	207,564	(3)	207,564	(3)	—	—
Noam Rubinstein	103,913	(4)	53,765	(5)	50,148	*
Charles Worthman	3,298	(6)	1,706	(7)	1,592	*
Michael Vasinkevich	409,299	(8)	306,615	(9)	102,684	1.61%
Craig Schwabe	16,223	(10)	16,223	(10)	—	—

* Less than 1%

(1) Includes 72,992 shares of common stock issuable upon conversion of Series D Preferred Stock.

(2) Prabuddha Kundu has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(3) Includes 72,992 shares of common stock issuable upon conversion of Series D Preferred Stock.

(4) Represents (i) 50,148 shares of common stock issuable upon exercise of warrants issued as the placement agent’s designee in connection with the December 2019 Offering, (ii) 19,320 shares of common stock issuable upon exercise of the April Warrants and (iii) 34,445 shares of common stock issuable upon exercise of the May Warrants.

(5) Consists of 19,320 shares of common stock issuable upon exercise of the April Warrants and 34,445 shares of common stock issuable upon exercise of the May Warrants.

(6) Represents (i) 1,592 shares of common stock issuable upon exercise of warrants issued in connection with the December 2019 Offering, (ii) 613 shares of common stock issuable upon exercise of the April Warrants and (iii) 1,093 shares of common stock issuable upon exercise of the May Warrants.

(7) Consists of 613 shares of common stock issuable upon exercise of the April Warrants and 1,093 shares of common stock issuable upon exercise of the May Warrants.

(8) Represents (i) 102,684 shares of common stock issuable upon exercise of warrants issued in connection with the December 2019 Offering, (ii) 39,330 shares of common stock issuable upon exercise of the April Warrants, (iii) 70,120 shares of common stock issuable upon exercise of the May Warrants and (iv) 134,572 shares of common stock and 62,593 shares of common stock issuable upon conversion of Series D Preferred Stock issued to Cutter Mill Capital LLC pursuant to the MIPA. Mr. Vasinkevich has sole voting and dispositive power over the securities held by Cutter Mill Capital LLC and is deemed to have beneficial ownership of the shares held by Cutter Mill Capital LLC.

(9) Consists of 39,330 shares of common stock issuable upon exercise of the April Warrants, 70,120 shares of common stock issuable upon exercise of the May Warrants and 134,572 shares of common stock and 62,593 shares of common stock issuable upon conversion of Series D Preferred Stock issued to Cutter Mill Capital LLC pursuant to the MIPA.

(10) Represents (i) 2,070 shares of common stock issuable upon exercise of the April Warrants, (ii) 3,690 shares of common stock issuable upon exercise of the May Warrants and (iii) 7,687 shares of common stock and 2,776 shares of common stock issuable upon conversion of Series D Preferred Stock issued to Run Ridge LLC. Mr. Schwabe has sole voting and dispositive power over the securities held by Run Ridge LLC and is deemed to have beneficial ownership of the shares held by Run Ridge LLC.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock to permit the resale of these shares of common stock by the selling shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

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Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $10,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

Morison Cogen LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed on March 24, 2020, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Morison Cogen LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.akersbio.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents By Reference” are also available on our website, www.akersbio.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 24, 2020;
2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 15, 2020; and
3.	Our Current Reports on Form 8-K filed with the SEC on January 6, 2020, January 31, 2020, March 24, 2020, April 7, 2020, April 8, 2020, April 14, 2020, April 17, 2020, May 14, 2020, May 15, 2020, May 18 and May 19, 2020 (other than any portions thereof deemed furnished and not filed); and
4.	The description of our common stock contained in our Registration Statement on Form 8-A, filed on January 17, 2014 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the section entitled “Description of Securities” in our Registration Statement on Form S-1 (File No. 333-190456), as initially filed with the SEC on August 7, 2013, as amended, and any amendment or report filed with the SEC for purposes of updating such description.

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All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may requests, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Akers Biosciences, Inc., at 201 Grove Road, Thorofare, New Jersey 08086. Our telephone number is (856) 848-8698. Information about us is also available at our website at http://www.akersbio.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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793,437 Shares

COMMON STOCK

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering. The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

SEC registration fee	$330
Legal fees and expenses	$15,000
Accounting fees and expenses	$2,500
Printing Fees and Expenses	$—
Transfer Agent Fees and Expenses	$—
Miscellaneous	$—
Total	$17,830

Item 15. Indemnification of Directors and Officers.

Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. Akers Biosciences, Inc.’s certificate of incorporation provides for such limitation of liability.

Section 14A:3-5 of the New Jersey Business Corporation Act empowers a corporation to indemnify any current or former director or officer made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding; provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

Akers Biosciences, Inc.’s certificate of incorporation provides that the corporation must indemnify its directors and officers to the fullest extent authorized by law. Akers Biosciences, Inc. is also expressly required to advance certain expenses to its directors and officers. Akers Biosciences, Inc. believes that these indemnification provisions are useful to attract and retain qualified directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The following exhibits are filed with this Registration Statement.

The agreements included or incorporated by reference as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

II-1

The undersigned registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit
Number	Description of Document

4.1*	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock
5.1*	Opinion of Haynes and Boone, LLP
23.1*	Consent of Morison Cogen LLP
23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in Part II of this Registration Statement)

*	Filed herewith.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however , that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

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(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New Jersey, on this May 22, 2020.

AKERS BIOSCIENCES, INC.

By:	/s/ Christopher C. Schreiber
Christopher C. Schreiber
Executive Chairman of the Board and Director (Principal Executive Officer) and Director

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Christopher C. Schreiber as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher C. Schreiber	Executive Chairman of the Board and Director	May 22, 2020
Christopher C. Schreiber	(Principal Executive Officer)

/s/ Howard R. Yeaton	Interim Chief Financial Officer	May 22, 2020
Howard R. Yeaton	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joshua Silverman	Director	May 22, 2020
Joshua Silverman

/s/ Bill J. White	Director	May 22, 2020
Bill J. White

/s/ Robert C. Schroeder	Director	May 22, 2020
Robert C. Schroeder

*By:	/s/ Christopher C. Schreiber
Christopher C. Schreiber
Attorney-in-Fact

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